EXHIBIT 10.1

AMENDMENT NO. 4 TO
SYNNEX CORPORATION
2013 STOCK INCENTIVE PLAN

In accordance with Section 18(b) of the SYNNEX Corporation 2013 Stock Incentive Plan (the “Plan”), the Plan is hereby amended as follows, effective as of March 21, 2017.
1.    Section 4(b) (ii) is hereby amended in its entirety as follows.
(ii)    On the first trading day following the conclusion of each regular annual meeting of the Company's stockholders after such Outside Director's appointment or election to the Board of Directors, commencing with the first annual meeting occurring on or after January 4, 2017, each Outside Director who will continue serving as a member of the Board of Directors thereafter shall receive a number of whole Restricted Shares equal to $125,000 divided by the Fair Market Value of a Share as of such grant date, provided if the first trading day following the conclusion of the regular annual meeting of the Company's stockholders after such Outside Director's appointment or election to the Board of Directors falls within a trading black-out period, then the grant date for Restricted Shares granted pursuant to this Section 4(b) (ii) shall be upon the expiration of the third trading day after the trading black-out period ends. For purposes of the calculation in the preceding sentence, any fractional Restricted Shares shall be disregarded.
To record the amendment of the Plan, SYNNEX Corporation has executed this document this day of March 28, 2017.

SYNNEX CORPORATION
By:_/s/ Simon Leung
Title: Senior Vice President, General Counsel and Corporate Secretary

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